UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2021

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name, former address and
former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZGQ	*
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* Hertz Global Holdings, Inc.’s common stock began trading exclusively on the over-the-counter market on October 30, 2020 under the symbol HTZGQ.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Key Employee Incentive Plan

As previously disclosed, on May 22, 2020, The Hertz Corporation and certain of its U.S. and Canadian affiliates (collectively, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re The Hertz Corporation, et al., Case No. 20-11218 (MFW) (the “Chapter 11 Cases”).

On January 21, 2021, the Compensation Committees of the Board of Directors (the “Compensation Committee”) and the Board of Directors (the “Board”) of each of Hertz Global Holdings, Inc. (“HGH”) and The Hertz Corporation (“Hertz”) (collectively with their direct and indirect subsidiaries, the “Company”) approved and recommended a Key Employee Incentive Plan (the “KEIP”), subject to Bankruptcy Court approval and such modifications as may be approved by the Chairman of the Compensation Committee in connection with such approval. The KEIP was developed with the assistance of independent advisors to the Debtors to provide incentive-based compensation to its participants based on certain performance and restructuring objectives, including financial metrics for adjusted EBITDA, revenue, and fleet utilization (the “Financial Metrics”), and chapter 11 milestones for filing a qualifying chapter 11 plan, obtaining approval of a disclosure statement, and effecting a restructuring or sale of substantially all of the Debtors’ assets, in each case by the applicable award qualification date (the “Chapter 11 Milestones”). On January 26, 2021, the Debtors filed a motion with the Bankruptcy Court seeking approval of the KEIP. On February 16, 2021, the Bankruptcy Court approved the KEIP, subject to modifications filed with the Bankruptcy Court on February 15, 2021.

Under the KEIP, eight key members of the Company’s senior management team (collectively, the “KEIP Participants”) will be eligible to collectively receive, subject to certification by the Company of actual performance results following the applicable performance period (as described below), incentive-based compensation awards in the form of a cash lump sum payment. Award amounts (each, a “KEIP Award”) will be calculated according to the base award amount assigned to each participant (each, an “Award Base”) adjusted according to the Company’s achievement level relative to goals set for each Financial Metric (70% of the Award Base subject to scaling according to actual performance and further subject to proration if the term of the KEIP is less than one year) and achievement or non-achievement of the Chapter 11 Milestones (30% of the Award Base). The current aggregate value of Award Bases assigned to KEIP participants is approximately $4.5 million.  Actual KEIP Awards may be as low as $0 for all KEIP Participants in the aggregate, or as high as approximately $4.6 million, for all KEIP Participants in the aggregate. The Award Bases assigned to current named executive officers (“NEOs”) are as follows: $1.68 million for Paul Stone, President and Chief Executive Officer, and $576,000 for Kenny Cheung, Executive Vice President and Chief Financial Officer with maximum payments of $1.72 million and $590,000, respectively.

KEIP Participants’ eligibility to receive KEIP Awards are subject to continued and active employment in good standing with the Company through the payment date (except as noted below). Should a KEIP Participant’s performance at any point during the applicable performance period be deemed unsatisfactory, such KEIP Participant will forfeit eligibility to participate in the KEIP. Should employment be terminated by the Company without cause, or upon death or disability, in each case prior to the KEIP payment date, the KEIP Participant will be eligible to receive, subject to executing a release of claims, a prorated KEIP Award based upon the number of weeks worked out of the number of weeks available to work within the applicable performance period (with such prorated KEIP Award based on actual performance results against the applicable performance metrics). Upon a termination of employment, any earned but unpaid KEIP Award amount will be reduced, offset and extinguished, in whole or in part as and to the extent provided in the KEIP, by the amount of any cash severance or termination pay otherwise payable to a KEIP Participant (including under any statute, regulation, or law providing for termination payments, such as any nonworking notice period or damages payable pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended).

A summary of the KEIP is included below:

Design Element	Description
Eligibility	• KEIP Participants are those eight key members of the Company’s senior management team selected for participation in the KEIP as approved by the Bankruptcy Court.
Performance Period

•     The Performance Period, as well as the term of the KEIP, is January 1, 2021 through the earliest to occur of:

•     The last day of the quarter in which a plan of reorganization for the Debtors becomes effective in accordance with its terms but in no event prior to June 30, 2021;

•     The date of the closing of a sale of substantially all of the Debtors’ assets, and

•     December 31, 2021.

Plan Term

•     The term of the KEIP is January 1, 2021 through the earliest to occur of:

•     The last day of the quarter in which a plan of reorganization for the Debtors becomes effective in accordance with its terms;

•     The date of the closing of a sale of substantially all of the Debtors’ assets, and

•     December 31, 2021.

Incentive Target Value

•     Assuming a full year performance period, KEIP Participants are collectively eligible to earn, at target, approximately $3.14 million on account of the Financial Metrics (approximately $3.93 million at maximum). Awards on account of Financial Metrics are subject to proration in the event the term of the KEIP is shorter than a full year and to scaling as further described below.

•     KEIP Participants are collectively eligible to earn up to $1.35 million for attainment of Chapter 11 Milestones by the applicable award qualification dates. Attainment of the emergence/sale Chapter 11 Milestone by the applicable award qualification date would cause the KEIP to terminate not later than September 30, 2021, resulting in a proration of awards payable on account of the KEIP financial metrics. Awards on account of the Chapter 11 Milestones are either earned or not according to attainment of each milestone by the applicable award qualification date and are not subject to scaling for earlier attainment.

Form of KEIP Award	• Lump sum cash payment.
Performance Metrics and Weightings

•     The Financial Metrics are weighted (expressed as a percentage of Award Base) as follows: (1) Adjusted EBITDA (30%), (2) Revenue (10%), (3) Fleet Utilization (30%).

•      The Chapter 11 Milestones are weighted (expressed as a percentage of Award Base) as follows: (1) filing of a qualifying chapter 11 plan by March 1, 2021 (5%), (2) obtaining approval of a disclosure statement by May 1, 2021 (10%), (3) emerging from chapter 11 or closing a sale of substantially all of the Debtors’ assets by August 1, 2021 (15%).

Payout Ranges for Financial Metrics

•     Below Threshold: 0% of applicable target award amount;

•     Threshold: 50% of applicable target award amount;

•     Target: 100% of applicable target award amount; and

•     Maximum: 125% of applicable target award amount.

KEIP Award Calculation and Payment

•     KEIP Awards will be calculated based on actual performance results against the applicable goals set for the Financial Metrics (which goals are subject to proration in the event of a sale of substantially all of the Debtors’ assets) and the Debtors’ attainment or non-attainment of the Chapter 11 Milestones by the applicable award qualification dates. Awards payable on account of Financial Metrics are subject to proration in the event that the term of the KEIP is less than one year as a result of a plan of reorganization for the Debtors becoming effective in accordance with its terms or the closing of a sale of substantially all of the Debtors’ assets.

•     KEIP Awards will be payable within 45 days following the conclusion of the term of the KEIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION (each, a Registrant)

[By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Date:  February 22, 2021